Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. PRESENTS

XIAFLEX FOR PEYRONIE’S DISEASE DATA AT SMSNA SCIENTIFIC MEETING

Peyronie’s Disease Data Presented Enable a Better Understanding of the

Safety and Efficacy of XIAFLEX for Treatment of PD;

First Data Presented on PD Treatment Impact on Female Partner Sexual Function

CHESTERBROOK, Pa., November 20, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced presentations of data from new studies, as well as new analyses of data from the Phase 2 and the pivotal Phase 3 IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials evaluating XIAFLEX® for the treatment of Peyronie’s disease (PD), at the 20th Annual Fall Scientific Meeting of the Sexual Medicine Society of North America (SMSNA) held in Miami from November 20-23, 2014.

XIAFLEX (collagenase clostridium histolyticum) is the first and only FDA-approved treatment proven effective for the treatment of PD in men with a palpable plaque and a penile curvature deformity of 30 degrees or greater at the start of therapy. PD can result in varying degrees of penile curvature deformity and disease bother, encompassing concern about erection appearance, erection pain and the impact of PD on intercourse and on frequency of intercourse. PD involves the development of a collagen plaque, or scar tissue, on the shaft of the penis that may harden and reduce flexibility, typically causing a curvature deformity of the penis during erection and occasional pain.(1)

The first data were presented assessing the impact on Female Sexual Partners (FSPs) of men treated for PD, suggesting that female bother by their partners’ PD symptoms improved after their partners’ treatment with XIAFLEX.

“Results suggest clinically meaningful improvements in female sexual partner assessments of their male partners’ PD symptoms as well as an overall decrease in female bother by their male partners’ symptoms after treatment with XIAFLEX,” said Irwin Goldstein, M.D., Director of Sexual Medicine at Alvarado Hospital, Clinical Professor of Surgery at University of California at San Diego and Director of San Diego Sexual Medicine.

Data were presented providing further evidence that PD bother is clinically significant and may be a useful measure in clinical practice when treating PD. Data were also presented suggesting that improvements in PD bother are correlated with improvements in penile curvature deformity.

“I believe these findings are significant and further reinforce that in addition to penile curvature deformity, PD bother should be considered when evaluating patients for treatment,” said Larry I. Lipshultz, M.D., Professor of Urology and Chief of the Division of Male Reproductive Medicine and Surgery at the Baylor College of Medicine in Houston, Texas.

Highlights of the information presented include:

•                  Data were presented from an exploratory analysis of FSP responses evaluating the impact of XIAFLEX treatment for PD on the female partner. FSPs completed the Female Sexual Function Index (FSFI) and the PD Questionnaire (PDQ) for FSPs (PDQ-FSP), a 12-item, investigational questionnaire adapted from the men’s PDQ. Improvement in female sexual function was observed as measured by all six domains (scales of desire, arousal, lubrication, orgasm satisfaction, and pain as well as the full scale total scores) of the FSFI score, and FSP sexual dysfunction decreased. The proportion of FSPs who reported sexual dysfunction decreased from 75 percent at baseline to 33.3 percent after partner treatment.

•                  A post hoc analysis of the IMPRESS studies suggested that within each PD duration grouping, indicating patients with PD for 6-12 months, XIAFLEX demonstrated statistically significant mean percent improvement in penile curvature deformity compared to placebo (PD duration 6 to <12 months: p=0.08; PD duration >12 months: p=0.004). Between PD duration groupings, there were no statistically significant differences in improvement of penile curvature deformity (mean percent improvement and mean degree improvement) or PD symptom bother improvement with XIAFLEX. An increased placebo effect was also observed in patients with PD duration of 6 to <12 months. Study results suggest that further study of XIAFLEX treatment in the early months of PD should be considered.

•                  Encore data from the IMPRESS studies assessing patient quality of life were presented suggesting that improvements in penile curvature deformity after treatment with XIAFLEX result in clinically meaningful improvements in symptoms. Seventy-five percent of men with PD reported meaningful change in PD symptoms and effects of PD on their life following XIAFLEX treatment that resulted in a 25 percent or greater improvement in penile curvature deformity.

•                  A post-hoc analysis of the IMPRESS studies suggests that improvements in PD bother are correlated with improvements in PD curvature deformity, further reinforcing the previously demonstrated conclusion that PD bother is a valid clinical assessment. Greater improvement in penile curvature deformity was associated with a greater reduction in PD symptom bother in XIAFLEX-treated subjects.

•                  A post hoc analysis of the IMPRESS studies provided further evidence that PD bother is clinically significant and may be a useful measure in clinical practice when treating PD. Scores from the Peyronie’s Disease Questionnaire (PDQ) and the International Index of Erectile Function (IIEF) were used in the analysis to determine bother and ED. The analysis suggested several causal factors for PD bother, including penile curvature deformity, perceived penile shortening and pain during intercourse. Study results also suggest that PD bother and pain during intercourse both appear to have a direct impact on erectile function.

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord, and approved in the U.S. for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and penile curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

IMPORTANT SAFETY INFORMATION

What is XIAFLEX?

XIAFLEX is approved for two uses: Dupuytren’s contracture and Peyronie’s disease.

XIAFLEX is a prescription medicine used to treat adults with Dupuytren’s contracture when a “cord” can be felt.

XIAFLEX is a prescription medicine used to treat adult men with Peyronie’s disease who have a “plaque” that can be felt and a curve in their penis greater than 30 degrees when treatment is started.

It is not known if XIAFLEX is safe and effective in children under the age of 18.

Who should not receive XIAFLEX?

Do not receive XIAFLEX if you:

•                  Have been told by your healthcare provider that the Peyronie’s plaque to be treated involves the “tube” that your urine passes through (urethra).

•                  Have had an allergic reaction to collagenase clostridium histolyticum or any of the ingredients in XIAFLEX, or to any other collagenase product.  See the end of the Medication Guide for a complete list of ingredients in XIAFLEX.

What is the most important information I should know about XIAFLEX for the treatment of Dupuytren’s contracture?

XIAFLEX can cause serious side effects, including:

1.              Tendon rupture or ligament damage.  Receiving an injection of XIAFLEX may cause damage to a tendon or ligament in your hand and cause it to break or weaken.  This could require surgery to fix the damaged tendon or ligament.  Call your healthcare provider right away if you have trouble bending your injected finger (towards the wrist) after the swelling goes down or you have problems using your treated hand after your follow-up visit.

2.              Nerve injury or other serious injury of the hand.  Call your healthcare provider right away if you get numbness, tingling, or increased pain in your treated finger or hand after your injection or after your follow-up visit.

3.              Allergic reactions.  Severe allergic reactions can happen in people who receive XIAFLEX, because it contains foreign proteins.

Call your healthcare provider right away if you have any of these symptoms of an allergic reaction after an injection of XIAFLEX:

•            Hives

•            Swollen face

•            Breathing trouble

•            Chest pain

What is the most important information I should know about XIAFLEX for the treatment of Peyronie’s disease?

XIAFLEX can cause serious side effects, including:

1.              Penile fracture (corporal rupture) or other serious injury to the penis. Receiving an injection of XIAFLEX may cause damage to the tubes in your penis called the corpora.  After treatment with XIAFLEX, one of these tubes may break during an erection.  This is called a corporal rupture or penile fracture. This could require surgery to fix the damaged area.  Damage to your penis might not get better after a corporal rupture.

•            After treatment with XIAFLEX, blood vessels in your penis may also break, causing blood to collect under the skin (hematoma). This could require a procedure to drain the blood from under the skin.

Symptoms of corporal rupture or other serious injury to your penis may include:

•            a popping sound or sensation in an erect penis

•            sudden loss of the ability to maintain an erection

•            pain in your penis

•            purple bruising and swelling of your penis

•            difficulty urinating or blood in the urine

Call your healthcare provider right away if you have any of the symptoms of corporal rupture or serious injury to the penis listed above.

Do not have sex or have any other sexual activity for at least 2 weeks after the second injection of a treatment cycle with XIAFLEX and after any pain and swelling has gone away.

XIAFLEX for the treatment of Peyronie’s disease is only available through a restricted program called the XIAFLEX Risk Evaluation and Mitigation Strategy (REMS) Program.  For more information about the XIAFLEX REMS Program go to www.XIAFLEXREMS.com or call 1-877-942-3539.

2.              Allergic reactions.  Severe allergic reactions can happen in people who receive XIAFLEX, because it contains foreign proteins.

Call your healthcare provider right away if you have any of these symptoms of an allergic reaction after an injection of XIAFLEX:

•            Hives

•            Swollen face

•            Breathing trouble

•            Chest pain

XIAFLEX when used for either Dupuytren’s contracture or Peyronie’s disease can cause serious side effects, including:

•            Increased chance of bleeding.  Bleeding or bruising at the injection site can happen in people who receive XIAFLEX. Talk to your healthcare provider if you have a problem with your blood clotting. XIAFLEX may not be right for you.

The most common side effects with XIAFLEX for the treatment of Dupuytren’s contracture include:

•            Swelling of the injection site or the hand

•            Bruising or bleeding at the injection site

•            Pain or tenderness of the injection site or the hand

•            Swelling of the lymph nodes (glands) in the elbow or armpit (axilla)

•            Itching

•            Breaks in the skin

•            Redness or warmth of the skin

•            Pain in the armpit

The most common side effects with XIAFLEX for the treatment of Peyronie’s disease include:

•            A small collection of blood under the skin at the injection site (hematoma)

•            Swelling at the injection site or along your penis

•            Pain or tenderness at the injection site, along your penis and above your penis

•            Penis bruising

•            Itching of your penis or scrotum (genitals)

•            Painful erection

•            Erection problems (erectile dysfunction)

•            Changes in the color of the skin of your penis

•            Blisters at the injection site

•            Pain with sex

•            A lump at the injection site (nodule)

Tell your healthcare provider if you have any side effect that bothers you or does not go away.

These are not all of the possible side effects with XIAFLEX. For more information, ask your healthcare provider or pharmacist.

Please see the full Prescribing Information and Medication Guide available at www.XIAFLEX.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon® ErecAid®, the leading device for aiding erectile dysfunction, STENDRA® (avanafil), an oral erectile dysfunction therapy, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture, Testim® (testosterone gel) for the topical treatment of hypogonadism and an Authorized Generic version of Testim (testosterone gel) with its partner Prasco, LLC. Auxilium also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about the efficacy and safety profiles of XIAFLEX, the continued evaluation of XIAFLEX, whether XIAFLEX treatment for PD may have a positive impact on the female partner, whether evidence that PD bother is clinically significant and may be a useful measure in clinical practice when treating PD, and the Company’s product candidates in development. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “ Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

(1)  L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.